Exhibit 10.1

Execution Version

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Agreement”) is dated as of September 9, 2025, by and among dMY Squared Technology Group, Inc., a Massachusetts corporation (“SPAC”), dMY Squared Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), Rose Holdco Pte. Ltd. (Company Registration No.: 202537774K), a Singapore private company limited by shares (“Holdco”) and Horizon Quantum Computing Pte. Ltd. (Company Registration No.: 201802755E), a Singapore private company limited by shares (the “Company”), and the other parties set forth on the signature pages hereto or which execute a joinder to this Agreement (such parties, together with Sponsor, the “Insiders”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, each Insider is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such number of shares of SPAC Common Stock and SPAC Warrants as set forth opposite such Insider’s name on Schedule I attached hereto (all such securities of such Insider are referred to herein as the “Subject Securities”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Holdco, Rose Acquisition Pte. Ltd., a Singapore private company limited by shares and wholly-owned subsidiary of Holdco (“Merger Sub 1”), Horizon Merger Sub 2, Inc., a Massachusetts corporation and wholly-owned subsidiary of Holdco (“Merger Sub 2”, and together with Merger Sub 1, the “Merger Subs”), and the SPAC, have entered into a Business Combination Agreement (as may be amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which, among other things, on the Closing Date, following the Amalgamation and immediately prior to the SPAC Merger Effective Time, each issued and outstanding share of SPAC Class B Common Stock will be automatically converted into shares of SPAC Class A Common Stock, on a one-for-one basis, in accordance with the terms of the SPAC Organizational Documents and this Agreement (the “SPAC Class B Conversion”);

WHEREAS, subject to the terms and conditions of the Business Combination Agreement and in accordance with the Massachusetts Business Corporation Act, on the Closing Date, at the SPAC Merger Effective Time, Merger Sub 2 will merge with and into the SPAC (the “SPAC Merger”), with the SPAC surviving as a wholly-owned subsidiary of Holdco, and each issued and outstanding share of SPAC Class A Common Stock (including, for the avoidance of doubt, the shares of SPAC Class A Common Stock issued in connection with the SPAC Class B Conversion) will be automatically converted, as of the SPAC Merger Effective Time, into one Holdco Class A Ordinary Share, and the SPAC Warrants will become the Holdco Warrants, in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement; and

WHEREAS, as an inducement to the SPAC, Holdco and the Company to enter into the Business Combination Agreement and to consummate the Transactions as contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, as follows:

Article I

Support Agreement; Covenants

Section 1.01 Binding Effect of Business Combination Agreement. Each Insider hereby acknowledges that it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors to understand their tax and legal implications. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Closing Date, (b) such date and time as the Business Combination Agreement is terminated in accordance with Section 8.1 (Termination) thereof, (c) the liquidation of the SPAC, (d) the written agreement of each of the terminating Insider (or Insiders (as applicable)), the SPAC, Holdco, and the Company with respect to terminating the rights and obligations under this Agreement of a specific Insider or a subset of Insiders, and (e) the written agreement of all Insiders, SPAC, Holdco and the Company to terminate this Agreement in its entirety (such earlier date, the “Expiration Time”), each Insider shall be bound by and comply with Section 6.4 (Confidentiality), Section 6.6 (Trust Account), Section 6.7 (Exclusivity), Section 6.12 (Public Announcements), Section 6.19 (PIPE Investment) and Section 6.20 (Financing Cooperation) of the Business Combination Agreement (and any relevant definitions contained in such Section) as if such Insider was an original signatory to the Business Combination Agreement with respect to such provision.

Section 1.02 No Transfer. From the date hereof until the Expiration Time, no Insider shall (except in each case, pursuant to the Transactions), without the prior written consent of the Company and Holdco, (i) sell, offer to sell, contract or agree to sell, assign, transfer (including by operation of law), hypothecate, pledge, distribute, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly (other than pursuant to any non-redemption agreements that may be entered into by SPAC and such Insider in connection with the Transactions), file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Securities of such Insider, (ii) deposit any Subject Securities of such Insider into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities of such Insider, or (iv) publicly announce any intention to effect any transaction specified in clauses (i) through (iii), (clauses (i), (ii) and (iii), collectively, a “Transfer”), except, in each case, for any Transfers of Subject Securities of such Insider (a) to the SPAC’s officers or directors, any affiliate or family member of any of the SPAC’s officers or directors, any affiliate of the Sponsor or to any members of the Sponsor or any of their affiliates, or to such Insider’s officers or directors, any affiliate or family member of any of such Insider’s officers or directors; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of the Transactions at prices no greater than the price at which the securities were originally purchased; (f) in case of an entity, to any Affiliate of such entity, any shareholder, partner or member of such entity or their Affiliates, any investment fund or other entity managing or managed by such entity or any Affiliate of such entity, or who shares a common investment advisor of such entity; (g) in the event of the SPAC’s liquidation prior to the completion of an initial business combination; (h) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; or (i) in the event of the SPAC’s liquidation, merger, capital stock exchange or other similar transaction which results in all of the SPAC’s shareholders having the right to exchange their SPAC Common Stock for cash, securities or other property subsequent to the SPAC’s completion of an initial business combination (each of the foregoing clauses (a) through (i), a “Permitted Transfer”); provided, however, that in the case of clauses (a) through (e) or (h), any Permitted Transfer shall be permitted only if, as a precondition to such Permitted Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to the SPAC and the Company, to assume all of the obligations of the transferring Insider under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 1.02 shall not relieve such Insider of its obligations under this Agreement. Any Transfer in violation of this Section 1.02 with respect to the Subject Securities of an Insider shall be void ab initio and of no force or effect.

Section 1.03 New Shares. In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any Subject Securities are issued to an Insider after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Securities or otherwise, (b) such Insider purchases or otherwise acquires beneficial ownership of any Subject Securities or (c) such Insider acquires the right to vote or share in the voting of any Subject Securities (collectively the “New Securities”), then such New Securities acquired or purchased by such Insider shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Securities owned by the Insider as of the date hereof.

Section 1.04 Voting Agreements. (a) From the date hereof until the Expiration Time, at any meeting of the holders of SPAC Common Stock, however called (or any adjournment or postponement thereof), or in any other circumstance in which the vote, consent or other approval of the holders of SPAC Common Stock is sought, each Insider shall (x) appear at each such meeting, in person or by proxy, or otherwise cause all of its SPAC Common Stock to be counted as present thereat for purposes of calculating a quorum and (y) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its SPAC Common Stock:

(i) in favor of the Proposals;

(ii) against any Alternative SPAC Transaction;

(iii) against any business combination agreement or merger (other than the Business Combination Agreement and the Transactions), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC;

(iv) against any proposal, action or agreement that would (A) materially impede, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement or the Transactions, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of SPAC under the Business Combination Agreement or (C) result in any of the conditions set forth in Article VII of the Business Combination Agreement not being fulfilled.

(b) From the date hereof until the Expiration Time, each Insider hereby unconditionally and irrevocably agrees it, as applicable, shall:

(i) not commit or agree to take any action inconsistent with the foregoing covenants set forth in Section 1.04(a); and

(ii) not redeem any SPAC Class A Common Stock owned by the Insider in connection with the exercise of SPAC Shareholder Redemption Rights in connection with the Transactions or the Extension (if any).

No Insider shall commit or agree to take any action inconsistent with the foregoing. The obligations under this Section 1.04 shall apply whether or not the SPAC Board or other governing body or any committee or subgroup thereof recommends any of the Proposals and regardless of any SPAC Change in Recommendation.

Section 1.05 Insider Letter. From the date hereof until the Expiration Time, for the benefit of Holdco, (a) each Insider agrees that it shall fully comply with, and perform all of its obligations, covenants and agreements set forth in, the Insider Letter (as defined below), (b) SPAC agrees to enforce the Insider Letter in accordance with its terms and conditions, and (c) each Insider and SPAC agree not to amend, modify or waive any provision of the Insider Letter without the prior written consent of Holdco (not to be unreasonably withheld, delayed or conditioned).

Section 1.06 Waiver of Conversion Ratio Adjustment. As of and conditioned upon the Closing, each Insider hereby irrevocably relinquishes and waives any and all rights that such Insider has or will have under the SPAC Organizational Documents to any adjustment to the conversion ratio applicable to the shares of SPAC Class B Common Stock set forth in the SPAC Organizational Documents or any other anti-dilution or similar protection. The waiver specified in this Section 1.06 shall be applicable only in connection with the Transactions and shall be void and of no force and effect if the Business Combination Agreement shall be terminated for any reason.

Section 1.07 Consent to Disclosure. Each Insider hereby consents to the publication and disclosure in the Registration Statement and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by the Company or SPAC to any Governmental Entity or to securityholders of SPAC) of the identity of such Insider and beneficial ownership of Subject Securities and the nature of such Insider’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Company or SPAC, a copy of this Agreement. Each Insider will promptly provide any information reasonably requested by the SPAC, Holdco or the Company for any applicable regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business Combination Agreement (including filings with the SEC).

Section 1.08 Dissenters’ Rights. Each Insider hereby irrevocably waives, and agrees not to exercise or attempt to exercise, any right to dissent, right to demand payment or right of appraisal or any similar provision under applicable Law in connection with the SPAC Merger, and the other Transactions; provided, however, that such Insider shall not be prohibited from exercising or attempting to exercise any of the foregoing in the event of fraud or material misrepresentation pertaining to this Agreement or any Ancillary Agreement to which such Insider is a party on the part of any of SPAC, Holdco, or the Company that results or would reasonably be expected to result in a material harm to the Insider.

Section 1.09 No Challenges. Each Insider agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, Holdco, the Merger Subs, the Company or any of their respective successors or officers or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall limit or restrict the ability of such Insider to enforce its rights under the Business Combination Agreement, this Agreement or any other Ancillary Agreement to which such Insider is a party or has third-party beneficiary rights with respect to or seek any other remedies with respect to any breach of the Business Combination Agreement, this Agreement or such other Ancillary Agreement by any other party hereto or thereto, including by commencing any Action in connection therewith.

Section 1.10 Closing Date Deliverables. On the Closing Date, the Insiders shall deliver to SPAC and Holdco a duly executed copy of (i) the Lock-Up Agreement in substantially the form attached as Exhibit E to the Business Combination Agreement and (ii) the Registration Rights Agreement in substantially the form attached as Exhibit F to the Business Combination Agreement.

Article II

Representations and Warranties

Each Insider represents and warrants as of the date hereof to SPAC, Holdco, and the Company (solely with respect to such Insider and not with respect to any other Insider) as follows:

Section 2.01 Organization; Due Authorization. With respect to an Insider that is a legal entity, such Insider is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within its powers and have been duly authorized by all necessary actions on the part of such Insider. With respect to an Insider that is a natural person, such Insider has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Insider and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Insider, enforceable against such Insider in accordance with the terms hereof.

Section 2.02 Ownership. Such Insider is the record and/or beneficial owner (as defined in the Securities Act) of, and has good title to, all of the Subject Securities listed across from such Insider’s name on Schedule I hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than Liens pursuant to (i) this Agreement, (ii) SPAC’s Organizational Documents, (iii) the Business Combination Agreement, (iv) that Letter Agreement, dated October 4, 2022, by and between SPAC, the Insiders, and the other parties thereto (the “Insider Letter”), or (v) any applicable securities Laws. The Subject Securities of such Insider listed across from such Insider’s name on Schedule I hereto are the only equity securities in SPAC owned of record or beneficially by such Insider on the date of this Agreement, and none of the Subject Securities held by such Insider are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder or under the Insider Letter. Such Insider has full voting power with respect to the Subject Securities held by such Insider. Other than the Subject Securities held by such Insider, such Insider does not hold or own any rights to acquire (directly or indirectly) any equity securities of SPAC or any equity securities convertible into, or which can be exchanged for equity securities of SPAC.

Section 2.03 No Conflicts. The execution and delivery of this Agreement by such Insider does not, and the performance by such Insider of its obligations hereunder will not, (i) conflict with or result in a violation of, if such Insider is a legal entity, its Organizational Documents, (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract binding upon such Insider or Insider’s Subject Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Insider of its obligations under this Agreement or (iii) conflict with or violate any applicable Law.

Section 2.04 Litigation. There are no (a) no Actions pending against such Insider, or to the knowledge of such Insider threatened against such Insider, seeking to prevent the Transactions; or (b) Orders pending against such Insider, or to the knowledge of such Insider threatened against such Insider or to which such Insider is otherwise a party, in each case relating to this Agreement, the Business Combination Agreement or the Business Combination.

Section 2.05 Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finder’s fee or other commission in connection with the Transactions based upon arrangements made by such Insider, for which Holdco or any of its Affiliates may become liable.

Section 2.06 Acknowledgment. Such Insider understands and acknowledges that each of SPAC, Holdco and the Company is entering into the Business Combination Agreement in reliance upon such Insider’s execution and delivery of this Agreement.

Section 2.07 Adequate Information. Such Insider is a sophisticated shareholder and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding this Agreement, the SPAC Merger, and the other Transactions and has independently and without reliance upon the SPAC, Holdco, or the Company and based on such information as such Insider has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Insider acknowledges that the SPAC, Holdco, or the Company has not made and does not make any representation or warranty to such Insider, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Insider acknowledges that the agreements contained herein with respect to the Subject Securities held by such Insider are irrevocable.

Article III

Miscellaneous

Section 3.01 Termination.

(a) This Agreement and all of its provisions (other than those provisions which expressly survive the Closing, as set forth in this Article III) shall terminate and be of no further force or effect upon the Expiration Time.

(b) Upon any termination of this Agreement in the entirety, all obligations of the parties hereto under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination.

(c) Notwithstanding anything to the foregoing, this Article III shall survive the termination of this Agreement.

Section 3.02 Governing Law. The Law of the State of New York shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York.

Section 3.03 Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a) Each party hereto submits to the exclusive jurisdiction of first, the New York Supreme Court, Commercial Division, located in the Borough of Manhattan in the City of New York, in the State of New York or if such court declines jurisdiction, then to any court of the State of New York or the Federal District Court for the Southern District of New York, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 3.03, however, shall affect the right of any party to serve legal process in any other manner permitted by Law or at equity. Each party hereto agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

(b) WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Section 3.04 Successors and Assigns. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns; provided, however, that, except in connection with a Permitted Transfer, no party hereto will assign its rights or delegate any or all of its obligations under this Agreement, including by merger, consolidation, operation of law or otherwise, without the express prior written consent of the other parties hereto. Any attempted assignment in violation of this Section 3.04 shall be void, in addition to constituting a material breach of this Agreement.

Section 3.05 Specific Performance. The parties hereto hereby acknowledge and agree that irreparable injury for which monetary damages (even if available) would not be an adequate remedy would occur if any parties hereto does not perform any provision of this Agreement in accordance with its specified terms or otherwise breaches such provisions. Accordingly, the parties hereto acknowledge and agree that, prior to a valid termination, to prevent breaches or threatened breaches by the parties hereto of any of their respective covenants or obligations set forth in this Agreement, including its failure to take all actions required under the express terms of this Agreement to consummate the transactions contemplated hereby, and that prior to a valid termination of this Agreement, the parties hereto shall be entitled to specific performance of such agreements and covenants in such event and other equitable relief to prevent breaches or threatened breaches of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of any such injunction, specific performance and other equitable relief on the basis that any other party hereto has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. Each party hereto hereby waives any requirement to provide any bond or other security in connection with such order or injunction.

Section 3.06 Amendments, Waivers and Remedies. This Agreement may not be modified or amended except by an instrument or instruments in writing and mutually signed by each of the parties hereto. Each party hereto may, only by an instrument in writing, waive compliance by any other party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by a party hereto of a breach of any term or provision of this Agreement by another party hereto shall not be construed as a waiver of any subsequent breach. Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party hereto from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party hereto waives or otherwise affects any obligation of that party hereto or impairs any right of the party hereto giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon any party hereto, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy. Notwithstanding anything to the contrary contained herein, no party hereto shall seek, nor shall any party hereto be liable for, punitive or exemplary damages under any tort, contract, equity or other legal theory with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 3.07 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 3.08 Notices. Any notice or other communication hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 5:00 PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by email, on the date of transmission; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties hereto as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party hereto shall specify to the others in accordance with these notice provisions:

If to SPAC:

dMY Squared Technology Group, Inc.

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

Attention:	Harry You
Email:

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

Attention:	Joel Rubinstein; Neeta Sahadev; Daniel Nussen; Jonathan Rochwarger
Email:	joel.rubinstein@whitecase.com; neeta.sahadev@whitecase.com; daniel.nussen@whitecase.com; jonathan.rochwarger@whitecase.com

If to the Company or Holdco:

Horizon Quantum Computing Pte. Ltd.

29 Media Cir., #05-22

Singapore, 138565

Attn:	Joe Fitzsimons
E-mail:

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Fl

New York, NY 10105

Attention:	Adam C. Berkaw; David H. Landau
Email:	aberkaw@egsllp.com; dlandau@egsllp.com

If to an Insider:

To such Insider’s address set forth in Schedule I

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

Attention:	Joel Rubinstein; Neeta Sahadev; Daniel Nussen; Jonathan Rochwarger
Email:	joel.rubinstein@whitecase.com; neeta.sahadev@whitecase.com; daniel.nussen@whitecase.com; jonathan.rochwarger@whitecase.com

Section 3.09 Capacity. Each Insider is signing this Agreement solely in such Insider’s capacity as a holder of Subject Securities, and not in that Insider’s capacity as a director, officer or employee of SPAC or in such Insider’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of SPAC in the exercise of his or her fiduciary duties as a director or officer of SPAC or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of SPAC or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary, provided that nothing contained in this Section 3.09 shall obviate any of such Insider’s obligations under Article I of this Agreement.

Section 3.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by telecopy, electronic delivery or otherwise) to the other parties hereto. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 3.11 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement among the parties hereto with respect to the subject matter of this Agreement and supersede any prior discussion, correspondence, negotiation, proposed term sheet, agreement, understanding or arrangement and there are no agreements, understandings, representations or warranties among the parties hereto other than those set forth or referred to in this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Insider, SPAC, Holdco and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

DMY SQUARED SPONSOR, LLC.

By:	/s/ Harry L. You
Name:	Harry L. You
Title:	Managing Member

DMY SQUARED TECHNOLOGY GROUP, INC.

By:	/s/ Harry L. You
Name:	Harry L. You
Title:	Chief Executive Officer, Chief Financial Officer

ROSE HOLDCO PTE. LTD.

By:	/s/ Joseph Francis Fitzsimons
Name:	Joseph Francis Fitzsimons
Title:	Authorized Signatory

HORIZON QUANTUM COMPUTING PTE. LTD.

By:	/s/ Joseph Francis Fitzsimons
Name:	Joseph Francis Fitzsimons
Title:	Chief Executive Officer

[Signature Page to the Sponsor Support Agreement]